Exhibit 10.24

PRIMAL SOLUTIONS, INC.

Lock-Up Agreement

June 8, 2004

Special Situations Fund III, L.P.

153 E. 53rd Street

55th Floor

New York, NY  10022

Re:                               Primal Solutions, Inc.

Ladies and Gentlemen:

The undersigned understands that you and certain of your affiliates (collectively, the “Purchaser”), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Primal Solutions, Inc., a Delaware corporation (the “Company”), providing for the purchase and sale of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), and (ii) warrants to purchase shares of Common Stock (collectively, the “Securities”), in reliance upon the exemption from securities registration afforded by the provisions of Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the SEC”) under the Securities Act of 1933, as amended.  Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

In consideration of, among other things, the agreement by the Purchaser to purchase the Securities, and the Company’s agreement (with the Purchaser’s consent) to include certain shares of Common Stock beneficially owned by the undersigned to be included in a registration statement to be filed pursuant to the terms of a registration rights agreement to be entered into by the Company and the Purchaser and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the earliest of (i) 18 months from the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), (ii) the end of a period of twenty consecutive trading days, which period commences after the six-month anniversary of the Closing, for which the closing bid price of a share of Common Stock as reported on Bloomberg equals or exceeds $0.60 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof), (iii) the date on which the Purchaser no longer beneficially owns (as defined pursuant to Rule 13d-3 promulgated under the 1934 Act) at least 50% of the aggregate Shares and Warrant Shares issuable to the Purchaser pursuant to the Purchase Agreement, (iv) the completion by the Company of an underwritten public offering of shares of its Common Stock for the account of the Company (which public offering may also include shares sold on behalf of one or more selling stockholders)[,][or] (v) a “Change in Control” (as defined below) [or (vi) the termination of the undersigned’s employment with the Company other than for cause (as such term is defined below)] (the earliest of such dates, the “Restricted

Period”), the undersigned will not, except as provided herein, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose (collectively, a “Transfer”) of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

As used herein, “Change in Control” shall mean the occurrence of any of the following events:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the shares of Common Stock immediately prior to the merger or consolidation own at least 50% of the voting power of (i) the surviving corporation immediately after a merger or (ii) the new corporation created pursuant to the consolidation, immediately after such consolidation, as applicable; or

(B)                                the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(C)                                the approval of the stockholders of the Company of any plan or proposal for the complete liquidation or dissolution of the Company; or

(D)                               any person or group (as such term is defined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(E)                                 the individuals (x) who, as of the date on which this Lock-up Agreement is entered into, constitute the Board of Directors of the Company (the “Original Directors”) and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Company’s Board of Directors.

[As used herein, “cause” shall have the meaning specified in any employment agreement or contract between the undersigned and the Company and, if no such agreement exists, shall mean: (a) a material breach or material failure by the undersigned to perform my duties under applicable law, (b) the use by the undersigned of any controlled substance or the abuse of alcohol, (c) the commitment by the undersigned of an act of dishonesty in the performance of the undersigned’s duties or engaging in conduct materially detrimental to the business of the Company, (d) the conviction of the undersigned of a felony or misdemeanor involving moral turpitude, (e) the failure of the undersigned to follow any lawful directive of the Board of Directors or any officer of the Company to whom the undersigned reports or (f) any other matter constituting “cause” as determined in good faith by a majority of the Board of Directors of the Company.]

Except as provided herein, the foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares during the Restricted Period even if such Common Stock of the Company would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Common stock of the Company.

The undersigned now has, and for the duration of the Restricted Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with this Lock-up Agreement.

Notwithstanding the foregoing, subject to the requirements of applicable law and any policies or procedures regarding the sale of stock by insiders of the Company, the undersigned shall have the right during the Restricted Period to sell the Undersigned’s Shares at prevailing market prices for aggregate gross proceeds not to exceed [$     ]; provided, however that the undersigned shall first give the Purchaser not less than five business days prior written notice of any proposed sale and shall sell such shares to the Purchaser at such prevailing market prices if the Purchaser so elects at any time prior to the expiration of such five-business day period.

The undersigned understands that the Company and the Purchaser are relying upon this Lock-Up Agreement in connection with the consummation of the Purchase Agreement.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,